Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of McCaw International, Ltd. on Form S-4 of our report on the financial statements of Nextel Investment Company for the years ended December 31, 1996, 1995, and 1994, dated April 17, 1997, appearing in this Registration Statement.

Deloitte & Touche LLP
Seattle, Washington
May 7, 1997